EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-158201 on Form S-8 of our report dated March 28, 2013, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Oak Valley Bancorp for the year ended December 31, 2012.

/s/ Moss Adams LLP

Stockton, California

March 28, 2013